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On April 19, 2024, Norfolk Southern Corporation distributed the following communication to shareholders, which may be used in the future in whole or in part by the Company:

FACTS VS FICTION: CORRECTING ANCORA’S FLAWED AND MISLEADING PRESENTATION April 2024

FORWARD-LOOKING STATEMENTS / NON-GAAP MEASURES This presentation and the related materials contain forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future performance of Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern,” “NS,” the “Company,” “we,” “our,” or “us”) and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “will,” “believe,” “expect,” “targets,” “anticipate,” “estimate,” “plan,” “consider,” “project,” “may,” “could,” “would,” “should,” “intend,” “predict,” “potential,” “feel,” or other similar terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), may cause actual results, benefits, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Please refer to these and our subsequent SEC filings for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future events or performance, nor will they necessarily prove to be accurate indications of the times at or by which any such events or performance will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying presentation contains adjusted operating ratio figures. Adjusted operating ratio is a non-GAAP measure that should be viewed as a supplement to and not a substitute for our U.S. GAAP measures, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. See Appendix for information regarding the definition of adjusted operating ratio. 2

FACT: ACHIEVING ANCORA'S NEAR-TERM COST TARGETS WOULD REQUIRE SUBSTANTIAL FURLOUGHS AND HARM SHAREHOLDERS

Ancora's Misleading Claims on:	Norfolk Southern Sets Record Straight with the Facts
The aggressive, near-term targets Ancora claims it can deliver	• The table below debunks Ancora's claims regarding the cost actions required to achieve their stated OR targets on their aggressive timeline • Ancora grossly overestimates the 12-month savings across each identified category – their "estimated savings" are simply not supported by the mathematical reality • Targeting a 62-63% operating ratio (~$800 million in cost savings) in 12 months would require ~2,900 employee furloughs, despite Ancora's assertions to the contrary, resulting in: a reversal in our safety improvements; poor service; missed growth opportunities (particularly during economic recoveries); and damaged relationships with regulators and customers.

Ancora's Flawed 12-Month Assumptions		MATHEMATICAL REALITY	
Cost Actions	**Est. Savings**	**REAL SAVINGS**	**WHY ANCORA'S NUMBERS ARE WRONG**
450 removed locomotives	~$165m	~$125m	• Ancora grossly overestimates NSC's active locomotives to inflate savings - our active fleet has consistently been at least 400 units lower • Removing 450, based on our cost profile, does not equate to Ancora's distorted savings assumptions
35,000 freight cars taken offline	~$250m	~$135m	• Estimate is based on an inaccurate disparity and misleading comparison between cars online at CSX and NSC • CSX's data is publicly available, which calls into question why Ancora is using wrong numbers • Over half of NSC's cars are customer-owned, therefore cost savings per car would be lower than Ancora's highly unrealistic targets
Reduced fuel per GTM to 0.95 gallons	~$200m	~$90m	• Ancora's 15% improvement in 1-year is highly unrealistic; improvement beyond ~5% per year has only been achieved once (CP improved by ~8% in 2013); otherwise, no railroad has exceeded 5% per year improvement in the past decade • Ancora is misleading shareholders by overpromising attainable improvement levels in the industry
Reduced switching to gain efficiency from network redesign	~$185m	~$50m	• Blatantly misrepresents NSC's required handlings and switching, resulting in inflated savings • Based on public Form R-1 disclosures filed with STB, NSC's switching hours per merchandise carload has been no worse than ~8% higher than CSX over the past 3 years vs the misleading 100% that Ancora claims
TOTAL	**~$800m**	**~$400m**	
Employee Furloughs		***~$400m***	***ANCORA CLAIMS THEY WOULD NOT FURLOUGH BUT MAKING UP REMAINING ~$400M IN COST SAVINGS IN 12 MONTHS WOULD REQUIRE ~2,900 FURLOUGHS***

NS NORFOLK SOUTHERN
Source: Ancora's "Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network" published April 15, 2024.
3

FACT: NORFOLK SOUTHERN’S GOAL IS TO ADVANCE A MORE MODERN AND SUSTAINABLE VERSION OF PSR Ancora’s Misleading Claims on: Norfolk Southern Sets Record Straight with the Facts • NSC’s goal is to advance a more modern and sustainable version of precision scheduled railroading which is: • Designed to avoid the periodic service problems that have caused the industry to cede share to trucking despite advantages in cost, safety, sustainability, and capacity • Focused on running a customer-centric, operations-driven network to avoid the cyclical service issues that have plagued Class I railroads over the last two decades • Balancing service, productivity, and growth, with safety at its core, as asset management and cost control are key components of the strategy • Enabling us to retain and drive growth, winning business back from trucking with enhanced reliability and consistency Norfolk Southern’s • The Canadian railroads, the first to adopt PSR back in the early 2000s, have evolved from a legacy approach to PSR focused solely on cost strategy and method cutting, to a customer-sensitive version that is well-balanced, allowing for continuous productivity improvements and supporting sustainable growth of incorporating PSR • The legacy approach can have significant adverse effects on revenue, near- and long-term – and thus profit. This approach can make it difficult to respond effectively when growth opportunities appear. NSC ultimately needs to deliver more reliable service in order to grow earnings over the long-term • To be clear, our strategy is about being flexible, disciplined, and supported by the right resources. We will optimize margin through each phase of the cycle • Our current margins are not reflective of the improvements we are advancing through our strategy; they reflect costs incurred and disruptions endured in the wake of East Palestine • We are working to rapidly and sustainably improve our operating ratio by accelerating the execution of our plan, which is one of the reasons we hired John Orr as COO Source: Ancora’s “Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network” published April 15, 2024. 4

FACT: HIRING JOHN ORR RESULTED IN INCONSEQUENTIAL CHANGE TO A COMMERCIAL AGREEMENT WITH CPKC Ancora’s Misleading Claims on: Norfolk Southern Sets Record Straight with the Facts • John Orr is an expert and award-winning thought leader in precision scheduled railroading and brings a proven track record of improving operations at multiple Class I railroads in regions spanning Canada, the U.S., and Mexico • NSC expects to drive long-term performance gains as a result of John Orr’s operational expertise • The $25 million payment to Canadian Pacific is a function of supply and demand for the very small number of true PSR railroaders, such as John Orr • Ancora will find this out if they try to buy Boychuk out of his contract with CSX • The Meridian ‘concession’ represents an inconsequential change to a commercial agreement with CPKC Norfolk Southern’s • NSC gave up no assets, no option rights on Wylie, and no business across the Speedway hire of John Orr • The change merely allows for increased competition along a corridor where competition and pricing are mainly defined and set by abundant truck capacity • This increased competition was already underway with CSX’s purchase of Bigby and CPKC’s desire to create another route from Dallas to the Southeast via the CSX line • The intermodal traffic covered by the Dallas Terminal Amendment represents a minority of NSC’s business on the Meridian Speedway – while the agreement means more competition with CPKC along this small segment, collectively, rail has significant upside to take more volume off the highway • NSC will maintain a more competitive route between Dallas and the Southeast, with faster transit times for the foreseeable future, while substantial capital projects are undertaken on the competing line Source: Ancora’s “Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network” published April 15, 2024. 5

FACT: NORFOLK SOUTHERN HAS A STRONG SAFETY CULTURE AND HAS CONTINUED TO IMPROVE WITH FOCUSED INVESTMENTS

Ancora's Misleading Claims on:	Norfolk Southern Sets Record Straight with the Facts

Ancora's Misleading Claims on: Track record of safety and actions taken

Norfolk Southern Sets Record Straight with the Facts

- Prior to East Palestine, NSC and CSX had comparable safety records
- The East Palestine incident was not due to bad management or inattention to safety – it was a wheel bearing that overheated on a railcar NSC doesn't own
  - To put this incident into context, it could have happened to any of our peers
  - The Board and management acted decisively and appropriately – there was no violation of NSC's safety protocols – but the consequences were still significant
- What's most important is that the Board and management took decisive action to protect the future of our franchise and stakeholders
  - This included overhauling our safety standards, continuing to improve service levels, and strengthening our foundation to achieve our long-term operating ratio goal through our innovative and balanced approach
- Our goal is to be the gold standard of safety in the rail industry – the Board has overseen management's initiatives over the last year to enhance safety performance by
  - Implementing our six-point safety plan, which we've made considerable progress on to date
  - Accelerating enhancements to our safety culture and operational transformation, including the hiring of AtkinsRéalis to independently assess our safety culture, installing cutting-edge digital train inspection portals, implementing enhanced employee training, and being the first Class I railroad to join the Federal Railroad Administration's Confidential Close Call reporting system
- Through our enhanced safety initiatives and community engagement, the Board and Alan rebuilt trust and credibility. Local East Palestine leaders agree:
  - "As we worked through each stage of the recovery and made actionable requests of Norfolk Southern, I came to trust and understand that Mr. Shaw, would listen, be responsive, honor his commitments, and would keep his word to both me and the broader community. He did all those things and more." – *Bill Johnson, U.S. Representative, Ohio (04.04.2024)*
  - "[Norfolk Southern] have stepped up and done exactly what they said they were going to do, whether that be remediation or helping to get the town back to where it was." – *Keith Drabick, East Palestine Fire Chief (02.03.2024)*
- In 2023, NSC had its fewest FRA Reportable Mainline Accidents since 1999
  - Our 2023 mainline accident rate was a 38% improvement from 2022
  - Today, the company's mainline accident rate is the lowest it has been in years and is among the best of the U.S. Class I rails:


1.29
0.97
0.56
0.52
CSX

Source: Ancora's "Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network" published April 15, 2024.
Permission to use quotes neither sought nor obtained.

6

FACT: NORFOLK SOUTHERN WAS OPERATING EFFICIENTLY AND DRIVING SHAREHOLDER RETURNS BEFORE EAST PALESTINE

Ancora's Misleading Claims on:	Norfolk Southern Sets Record Straight with the Facts
Financial performance relative to peers	See below

- We first announced the implementation of a PSR-based operating plan at our 2019 Investor Day and have worked tirelessly to execute on our strategy that balances service, productivity, and growth, with safety at its core, in both economically favorable and challenging environments
- Following our implementation of PSR in 2019, we achieved a 60% operating ratio in 2021
- As the industry struggled to add headcount after cutting too deeply, profitability weakened in 2022, yet NSC remained in line with peers at a 62% OR while achieving record revenues
  - This performance drove the 2nd highest 5-year TSR among Class I peers in 2022
- Widening of our operating ratio occurred in 2023, as we dealt with service disruptions and safety investments following the EP derailment
  - Following the EP incident, we acted decisively and overhauled safety standards to protect our stakeholders and our own long-term viability
  - Despite EP's adverse impact, we continued to improve service levels – train speed by 22% and terminal dwell by 11% since Alan became CEO
  - These recent safety and service enhancements have laid the groundwork for improved financial and operating ratio performance

2022 Operating Ratio vs Class I Peers (%)


62.3%
61.7%
60.1%
60.0%
59.5%
NS
CPKC(1)
CN
CSX

5 Year Total Shareholder Return as of 12/31/2022 (%)


130%
87%
80%
70%
54%
CPKC
NS
CSX
CN

Source: Ancora's "Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network" published April 15, 2024.
1. CPKC Operating Ratio reflects Adjusted OR as provided in CPKC filings.

7

FACT: NORFOLK SOUTHERN HAS A CLEAR AND MANAGEABLE PLAN TO CLOSE THE GAP TO CSX

Ancora's Misleading Claims on:	Norfolk Southern Sets Record Straight with the Facts

Improvements to operating metrics and commitment to close gap with peers	• We meaningfully narrowed the gap with peers in 2022, despite COVID disruptions. Prior to East Palestine, our OR gap to CSX was only 280 basis points in Q4 2022
	• Despite East Palestine, execution of our PSR operating plan has turned around performance, including improving train speed and terminal dwell
	  • Under Alan's tenure, **train speed improved ~22%** and **terminal dwell improved ~11%**
	• Many of the operating comparisons cited by Ancora as examples of current underperformance relative to our peers are not comparable, informed by highly subjective reporting standards (e.g., re-crew rates)
	• The most egregious is the 'handlings' data, which asserts that NSC handles cars twice as often as CSX – a claim we know to be demonstrably false
	• We have enhanced our focus and efforts to improve Merchandise velocity, Merchandise on-time delivery, train speed, and terminal dwell
	• Importantly, we have improved these metrics over the last several weeks, reflecting changes and reprioritizations that were already in process before Ancora's distracting campaign, and turbo-charged by the arrival of John Orr, and the added insights and discipline he has brought to the railroad
	  • John has an admirable track record of improving operations at multiple Class I railroads in Canada, the U.S., and Mexico and both our competitors and the street have praised John's operational expertise and come out in favor of his appointment
	• We are on an achievable path to close the gap with peers by achieving a <60% OR in 3 to 4 years, but not at the expense of safety, service, customer relationships, or long-term shareholder value[1]

Source: Ancora's "Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network" published April 15, 2024.
1. The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See Appendix for definition and reconciliation to GAAP operating ratio.

8

FACT: EXECUTIVE COMPENSATION IS ALIGNED WITH SHAREHOLDER INTERESTS AND REFLECTS OUR COMMITMENT TO HOLD MANAGEMENT ACCOUNTABLE Ancora’s Misleading Claims on: Norfolk Southern Sets Record Straight with the Facts • Alan was only CEO for just over half of 2022; the primary change in compensation between 2022 and 2023 reflects the fact that 2023 was his first full year as CEO. 92% of Shaw’s target compensation was provided in the form of at-risk or performance-based incentives with value tied to the achievement of preset, rigorous performance goals or our stock price performance Executive compensation • The Board eliminated the 2023 annual incentive awards payout. This decisive action reflects the board’s focus on ensuring alignment program between executive pay outcomes and the outcomes experienced by our shareholders and other stakeholders during 2023 • Ancora cherry picks compensation figures from proxy statements to fit their narrative as it suits them and to mislead shareholders; they inconsistently use “Compensation Actually Paid” and “Summary Compensation Total” • Adjustments related to East Palestine were implemented to establish a precedent that would ensure that sizable future recoveries from insurance and third parties would not create a windfall in future years • Norfolk Southern has also made other significant changes to executive compensation practices since East Palestine including: Impact of East Palestine on executive • Adding two publicly reported safety performance metrics to the annual incentive plan in 2023 compensation • Adding operating ratio as a performance metric, replacing the margin modifier in the annual incentive plan • Adopting a supplemental clawback policy that exceeds the NYSE requirements and covers detrimental conduct, including detrimental conduct resulting in a material risk management, operational, safety, or reputational failure Source: Ancora’s “Move NSC Forward: The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network” published April 15, 2024. 9

FACT: OUR NOMINEES HAVE RELEVANT AND SUPERIOR SKILLSETS AND ARE PROVIDING INDEPENDENT OVERSIGHT Ancora’s Misleading Claims on: Norfolk Southern Sets Record Straight with the Facts • Ancora makes the unfounded allegation that Amy Miles and Claude Mongeau have a demonstrated lack of independence based only on “Ancora’s engagement” with them; Ancora’s objectivity concerns are based on NSC denying their demands • The Board brings a diverse mix of expertise and perspectives across safety, operations, governance, risk management, logistics, government affairs, cybersecurity and stakeholder engagement and other highly important qualities that are interwoven throughout NSC’s business • We have director nominees with broad operations and logistics experience, including seven former CEOs or Presidents of large-scale organizations that can advise on transformation and strategy, a former four star Admiral with experience leading a particularly complex geopolitical command in the Indo-Pacific, and a former Senator with rail safety experience, as well as several former NSC customers • This extensive Board expertise will be lost if our highly qualified director nominees are replaced with Ancora’s nominees who have inferior, less relevant experience • Ancora ignores and misrepresents the experience of the NSC nominees in a blatant attempt to undermine their clear superiority compared to the dissident nominees, including: Refreshed and fit-for- • Citing “lack of relevant safety experience” for Jennifer Scanlon despite her serving as CEO of a safety-focused company. Ancora also attempts to create purpose Board of the impression that we are exaggerating her experience by erroneously stating USG’s safety awards were from three years before she was CEO (USG won the National Safety Council’s Robert W. Campbell award in 2016; Scanlon was appointed CEO in November 2016, had served as Executive Vice Directors President since March 2016 and joined the Company in 2003) • Ignoring John Huffard’s extensive cybersecurity experience, including nearly two decades as President and COO of a cybersecurity company. Instead, Ancora implies he is on the Board due to capital markets experience, which is merely additive to his primary skillset • Ignoring Heidi Heitkamp’s experience as an advocate for rail safety and claiming her significant public service experience as a United States Senator from North Dakota is irrelevant given Norfolk Southern does not operate in the state; her experience is highly relevant compared to John Kasich’s, whose Washington experience is nearly a quarter century out of date and who allegedly has few allies in Washington • Ignoring John Thompson’s extensive experience as a director and senior executive at customer-facing public companies, noting only his “experience as an advisor to Best Buy” and omitting that he was a government relations consultant in the role, served as Senior Vice President and General Manager of BestBuy.com, and was Senior Vice President of Supply Chain and Business Systems at Best Buy • Criticizing Alan Shaw and Heidi Heitkamp for having no other public board experience while ignoring the same critique for William Clyburn; Ancora also omits the negative results at public companies where their nominees have board experience, such as Betsy Atkins whose median TSR across public Board directorships since 2010 is (14%)1 Source: Ancora’s “The Case for Operationally Proficient Leaders and a PSR-Powered Scheduled Network”. 10 1. Calculated using FactSet; median total shareholder return inclusive of current public boards and past public boards with tenures ending on or after January 1, 2010, through April 2, 2024 where applicable

APPENDIX: NON-GAAP FINANCIAL MEASURES 11

NON-GAAP FINANCIAL MEASURES This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period-to-period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full-year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results. The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related: Non-GAAP Reconciliation for 2023 Reported (GAAP) East Palestine Incident Adjusted (non-GAAP) ($ in millions, except per share amounts) Income from Railway Operations $2,851 $1,116 $3,967 Income Taxes 493 270 763 Net Income 1,827 846 2,673 Diluted Earnings Per Share $8.02 $3.72 $11.74 Railway Operating Ratio (%) 76.5% (9.1%) 67.4% 12

###

Important Additional Information

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the

Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period to period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023
	Reported (GAAP)	East Palestine Incident	Adjusted (non-GAAP)
	($ in millions, except per share amounts)
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4